UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2006

Maxus Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

MISSOURI	00-13457	48-1339136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Armour Road
North Kansas City, Missouri 64116
(Address of principal executive offices) (Zip Code)

(816) 303-4500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 8.01 Other Events.

On September 7, 2006, we filed a lawsuit against RSUI Indemnity Company (“RSUI”) in the United States District Court for the Western District of Missouri (Case No. 06-0750-CV-W-ODS). The lawsuit alleges breach of contract and vexatious refusal by RSUI for its failure to fulfill its indemnity obligations under the commercial property insurance policy issued to us by RSUI covering Waverly Apartments, our apartment complex in Bay St. Louis, Mississippi, which was damaged by Hurricane Katrina as previously reported.

We have requested relief from the court for (i) compensatory damages in an amount to be determined at trial, including interest and special damages, (ii) pre-judgment and post-judgment interest on such compensatory damages, and (iii) all of our costs in bringing the action including attorneys’ fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXUS REALTY TRUST, INC.

Date: September 12, 2006	By:	/s/ David L. Johnson
David L. Johnson
Chairman of the Board, President and Chief
Executive Officer